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DCB FINANCIAL CORP - 8-K                                   Filing Date: 10/22/03
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                                   EXHIBIT 99

FOR IMMEDIATE RELEASE                                    CONTACT:
Wednesday October 22, 2003                               John A. Ustaszewski
                                                         Chief Financial Officer
                                                         (740) 657-7000



                    DCB FINANCIAL CORP ANNOUNCES 44% INCREASE
                            IN THIRD QUARTER EARNINGS

                             BOARD DECLARES DIVIDEND


Lewis Center, Ohio - DCB Financial Corp (OTC: DCBF) today announced third quarter earnings of $0.26 per share for the three months ended September 30, 2003, a 44% increase over 2002 third quarter earnings per share of $0.18. For the nine months ended September 2003, earnings per share were $0.93 compared to $0.81 for the comparable nine month period in 2002. Net income for the third quarter of 2003 was $1.012 million, compared to $757 thousand for the same quarter in 2002. For the 2003 nine month period, net income was $3.719 million in 2003 and $3.380 million in 2002.

The Corporation's net interest margin declined during the 2003 quarter due to the overall decline in interest rates in the economy and the success of our new Platinum Savings Plus account, with a high introductory rate. The net interest margin is expected to rebound in the fourth quarter as rates stabilize and the introductory period expires. Loans grew by 5% from September 2002 to September 2003. Checking and savings grew by 15% in the same period. Credit quality continues to improve as does productivity. Net charge offs for the first nine months of 2003 were .31% compared to .69% for the same nine month period in 2002. Full time equivalent head count continues to decline as planned, from 208 as of September 30, 2002 to 189 on September 30, 2003. Return on assets for the nine month period ending September 30, 2003 was .95% compared to .87% in 2002.

 "While our overall performance is not consistent with our long term goals, we are making good progress," said Jeff Benton, President and CEO. "The Corporation's net interest margin has been negatively impacted by declining rates and the introductory rate on our Platinum Savings Plus product rollout, but should improve next quarter when the introductory rate ends and other initiatives take effect. During the 2003 quarter, our credit quality improved, numerous expense control initiatives helped lower our costs and most other revenue sources increased. We are pleased with the steady progress and optimistic about the future."

The DCB Board of Directors has declared a dividend of $0.10 per share payable on November 17, 2003 to shareholders of record October 30, 2003.



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DCB FINANCIAL CORP - 8-K                                   Filing Date: 10/22/03
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DCB Financial Corp (the "Corporation") is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the "Bank") a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 16 full-service branch offices located in Delaware and the surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions, however such services are not a significant part of its current operations or revenues.


APPLICATION OF CRITICAL ACCOUNTING POLICIES
DCB's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation's 2002 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.



FORWARD-LOOKING STATEMENTS
Certain statements in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the "Bank"). Where used in this report, the word "anticipate," "believe," "estimate," "expect," "intend," and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management's belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest




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DCB FINANCIAL CORP - 8-K                                   Filing Date: 10/22/03
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rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.




SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 22, 2003 Press Release

                               DCB FINANCIAL CORP
                       Key Ratios and Other Financial Data
                                   (Unaudited)
                             (Dollars in thousands)

------------------------------------------------------------------------------

                                                          Three Months Ended $(000)
                                                          -------------------------
                                                   9/30/03         9/30/02         12/31/02
                                                   -------         -------         --------
Key Financial Information:
-------------------------

Net interest income                                $  4,499        $  5,191        $  5,187

Provision for loan and lease losses                     375             900           1,250

Non-interest income                                   1,554           1,545           1,657

Non-interest expense                                  4,197           4,696           4,651

Net income                                            1,012             757             623

Loan balances (average)                             391,113         377,853         371,507

Deposit balances (average)                          443,713         423,315         432,086

Basic and diluted earnings per common share        $   0.26        $   0.18        $   0.15

Total shares outstanding (000)                        3,935           4,178           4,168


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DCB FINANCIAL CORP - 8-K                                   Filing Date: 10/22/03
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SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 22, 2003 Press Release

                                                                              Three Months Ended
                                                                              ------------------
                                                                      9/30/03       9/30/02        12/31/02
                                                                      -------       -------        --------
Key ratios:
----------
Return on assets                                                         .74%          .57%          0.48%

Return on equity                                                        8.29%         5.77%          4.74%

Non-interest expense to assets                                          0.77%         0.88%          0.89%

Efficiency ratio                                                       68.27%        68.96%         63.93%

Net interest margin                                                     3.62%         4.25%          4.22%

Equity to assets at period end                                          8.94%         9.82%         10.04%

Allowance for loan and lease losses / total loans                       1.08%          .89%          1.10%

Total allowance for losses on loans to non-performing loans           171.57%        68.69%        120.93%

Non-performing loans to total loans (net)                               0.63%         1.30%          0.92%


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